EXHIBIT 99.1

August 18, 2014
FOR IMMEDIATE RELEASE

WaferGen Announces Appointment of Chief Operating Officer and Chief Financial Officer

FREMONT, Calif., August 18, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCQB: WGBS) today announced that the Company has appointed two seasoned executives to its senior management team, Keith Warner as Chief Operating Officer and Michael Henighan as Chief Financial Officer.

“We are very excited about Keith and Mike joining WaferGen.  Their experience and proven track records will be great additions to the Company, and they significantly increase the depth and breadth of our management team as we continue to grow WaferGen’s business in offering Next-Gen Sequencing solutions in clinical research, testing and diagnostics,” said Ivan Trifunovich, President and Chief Executive Officer of WaferGen.

Keith Warner is a seasoned executive in the life science and diagnostic industry.  He has created significant value for investors by assembling high-performing organizations and combining them with targeted asset building strategies.  Prior to joining WaferGen, Mr. Warner served as a consultant to several life science investment firms since 2009 and was instrumental in assessing new technologies and building early stage companies toward successful M&A transactions.  As a senior executive, Mr. Warner has served in leadership roles in both commercial and general management at such firms as Novartis/Chiron as Vice President, Worldwide Marketing, and as Chief Executive Officer of Biodesix, an early stage technology firm focused on personalizing cancer therapies through advanced detection solutions.  Earlier in his career, Mr. Warner held numerous positions of increasing responsibility in manufacturing, sales and marketing and management at Abbott Diagnostics.  Mr. Warner received his undergraduate in microbiology from Kansas State University and his MBA from Pepperdine University.

Michael Henighan is an experienced financial executive, having spent approximately 20 years in the healthcare industry.  Prior to joining WaferGen, Mr. Henighan was a founder and Chief Financial Officer of Aplegen, Inc. since early 2011. From 1997 to 2011, Mr. Henighan served as Chief Financial Officer or Corporate Controller at three publicly-traded healthcare companies including Alpha Innotech, Inc., HemoSense, Inc., and Cholestech Corp.  Prior to 1997, he also held senior management positions with Solectron, Applied Biosystems, and Motorola. Mr. Henighan earned his BS in Accounting from California State University, Los Angeles.

Pursuant to their employment agreements with WaferGen, and in connection with the closing of the offering described in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (SEC) on May 28, 2014, Mr. Warner and Mr. Henighan are  entitled to receive inducement options to purchase shares of the Company’s common stock equal to 1.25% and 0.50%, respectively, of the Company’s then outstanding common stock (calculated on an as-converted basis taking into account any outstanding convertible preferred stock on such date), provided such offering yields gross proceeds in an amount equal to or greater than $15 million, or equal to or greater $20 million, in the case of Mr. Warner’s and Mr. Henighan’s agreements, respectively.  The options will have an exercise price equal to the closing market price on the grant date and vest over a period of three years.  One-third of the shares subject to the options vest on the first anniversary of the grant date, and the remaining two-thirds of the shares subject to the options vest in eight equal quarterly installments in years two and three following the grant date, subject to executive’s continued employment with the Company through each vesting date.

About WaferGen

WaferGen Bio-systems, Inc. is an innovative life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesign™ Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TE™ System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS).  The Company now also offers the Apollo 324™ product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses, expected cash usage and our expectations concerning our competitive position and business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:
ICR, Inc.
Bob Yedid
bob.yedid@icrinc.com
646-277-1250

Proactive Capital
Jeff Ramson
jramson@proactivecrg.com
646-863-6893

WaferGen Bio-systems, Inc.
Ivan Trifunovich
ivan.trifunovich@wafergen.com
(510) 651-4450